2Q 2026
Supplemental Information
FURNISHED AS OF JULY 30, 2026 (UNAUDITED)

Table of Contents

FORWARD LOOKING STATEMENTS & RISK FACTORS
This Supplemental Information report contains disclosures that are “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “target,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could," "budget" and other comparable terms. These forward-looking statements are based on the Company's current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Such risks and uncertainties include, among other things, the following: the Company’s expected results may not be achieved; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; pandemics or other health crises; increases in interest rates; the availability and cost of capital at expected rates; competition for quality assets; negative developments in the operating results or financial condition of the Company's tenants, including, but not limited to, their ability to pay rent; the Company's ability to reposition or sell facilities with profitable results; the Company's ability to release space at similar rates as vacancies occur; the Company's ability to renew expiring leases; government regulations affecting tenants' Medicare and Medicaid reimbursement rates and operational requirements; unanticipated difficulties and/or expenditures relating to future acquisitions and developments; changes in rules or practices governing the Company's financial reporting; the Company may be required under purchase options to sell properties and may not be able to reinvest the proceeds from such sales at rates of return equal to the return received on the properties sold; uninsured or underinsured losses related to casualty or liability; the incurrence of impairment charges on its real estate properties or other assets; other legal and operational matters; and other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2025. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the Company's forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in the Company’s filings and reports, including, without limitation, estimates and projections regarding the performance of development projects the Company is pursuing. For a detailed discussion of the Company’s risk factors, please refer to the Company's filings with the SEC, including this report and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

See the Glossary herein for further information regarding definitions and important discussions regarding the usefulness and limitations of the non-GAAP measures used in this Supplemental Report.

2Q EARNINGS RELEASE
3	Earnings Highlights
7	Financial Statements
9	FFO, Normalized FFO, & FAD
SUPPLEMENTAL INFORMATION
10	At a Glance
11	2026 Guidance
12	Portfolio Overview
13	Lease Maturity Schedule
14	Tenant Overview
15	Same Store Statistics
16	Capital Funding & Commitments
17	Investment Activity
18	Joint Ventures
19	Re/development Activity
20	Debt Metrics
21	Components of Net Asset Value
22	Glossary and Reconciliations

HEALTHCARE REALTY	2Q 2026 SUPPLEMENTAL INFORMATION 2

Earnings Highlights

HEALTHCARE REALTY REPORTS SECOND QUARTER 2026 RESULTS AND FURTHER INCREASES FULL YEAR 2026 GUIDANCE
NASHVILLE, Tennessee, July 30, 2026. Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the second quarter ended June 30, 2026. In addition, the Company announced an increased 2026 Normalized FFO guidance range of $1.62 to $1.66 per share (diluted), a $0.02 increase at the midpoint from April guidance, and an increased Same Store Cash NOI growth guidance range of 4.25% to 5.00% (+50bps increase at the low end and +25bps at the high end from April guidance).
SECOND QUARTER 2026 HIGHLIGHTS
•GAAP Net loss of $(0.13) per share, NAREIT FFO of $0.36 per share, Normalized FFO of $0.41 per share, and FAD of $109 million (payout ratio of 76%)
•Same store cash NOI growth of 5.1%, tenant retention of 88.5% and 4.8% cash leasing spreads
•Second quarter lease executions totaled 1.5 million square feet, including 350,000 square feet of new lease executions
•Since last quarter, closed or under contract/LOI on approximately $200 million of joint venture acquisitions (approximately $40 million at share) at a blended cash yield to the Company of approximately 7.5%
•Since last quarter, closed or under contract on $83 million (at share) of dispositions at a sub-5% cap rate
•Run Rate Net Debt to Adjusted EBITDA of 5.6x
•Issued $700 million of 3.00% Exchangeable Senior Notes due 2032. Proceeds were primarily used to repay the Company’s $600 million Senior Notes due 2026
•Repurchased 3.8 million shares of common stock in connection with the Exchangeable Senior Notes offering
•Entered into a $400 million unsecured delayed draw term loan agreement with a May 15, 2029 maturity date
SECOND QUARTER 2026 RESULTS

	SECOND QUARTER ENDED
	2026		2025
(in thousands, except per share amounts)	AMOUNT	PER SHARE	AMOUNT	PER SHARE
GAAP Net loss	$(43,514)	$(0.13)	$(157,851)	$(0.45)
NAREIT FFO, diluted	$126,142	$0.36	$120,371	$0.34
Normalized FFO, diluted	$143,703	$0.41	$143,736	$0.41
LEASING ACTIVITY
During the second quarter, the Company executed 323 new and renewal leases for 1.5 million square feet with a weighted average lease term of 5.7 years and average annual escalators of 3.0%. Key highlights include:
•CommonSpirit Health. 157,000 square feet of new and renewal leases, maintaining occupancy of more than 90% across five markets
•Wellstar Health System. 66,000 square feet of new and renewal leases in the Atlanta market across three properties that are 94% occupied
•Baylor Scott & White Health. 57,000 square feet of new and renewal leases in the Dallas/Ft. Worth market across seven properties that are 90% occupied
•Ascension Health. Renewed approximately 66,000 square feet across four on campus properties

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 3

Earnings Highlights

CAPITAL ALLOCATION
Acquisition Activity
Since last quarter, the Company has closed or is under contract/LOI to acquire approximately $200 million of assets (approximately $40 million at share) in its strategic joint venture with KKR:
•Port St. Lucie, FL. Acquired a newly constructed, surgery center-anchored MOB attached to a vibrant hospital for $21 million ($4 million investment at share). The Company now owns three properties totaling 110,000 square feet in the market
•Greenwich, CT. Acquired an exceptionally well-located, health system anchored MOB for $65 million ($13 million investment at share). The 106,000 square foot acquisition complements the Company’s 10 other assets in the market and expands our relationship with “A+” rated Yale New Haven Health and “BBB+” rated Stamford Health
•Other Acquisitions. Under LOI to acquire four additional assets in Charleston, SC, Seattle, WA and Denver, CO for $111 million ($22 million at share). The assets are located in attractive sub-markets adjacent to existing Company properties. The transactions are expected to close in the third quarter
Disposition Activity
Since last quarter, the Company has closed or is under contract to sell approximately $83 million (at share) of assets. Selected transactions include:
•Atlanta, GA. The Company is under contract for the opportunistic $36 million direct sale of a 59,000 square foot MOB to the affiliated hospital. The closing is expected to occur in the fourth quarter
•Austin, TX. During the quarter, the Company monetized a non-core retail property for $9 million
•Denver, CO. The Company is under contract for the sale of three land sites direct to the affiliated health system for $16 million. The sale is expected to occur by year-end 2026
Development and Redevelopment
During the second quarter, the Company leased approximately 60,000 square feet and invested approximately $25 million across its redevelopment portfolio.
In early July, the Company executed an LOI with Ascension Saint Thomas to launch a comprehensive redevelopment at the Ascension Saint Thomas West campus in Nashville, TN. Located in the heart of one of the most vibrant submarkets in Nashville, the hospital and health campus will undergo a $120 million modernization led by Ascension. Ascension's investment will include meaningful upgrades to clinical infrastructure, operating rooms, cardiac catheterization labs, as well as a new Heart and Kidney Transplant Center and a new Thoracic Surgery and Chest & Lung Center. Ascension is a Top 10 U.S. health system by revenue, and recently closed on its acquisition of AmSurg, a leading owner/operator of outpatient ambulatory surgery centers across the U.S.
Healthcare Realty will invest $35 million to modernize its three buildings and agreed to over 200,000 square feet of new and renewal leases across three campuses in the greater Nashville market with Ascension. These leases are expected to be signed in the third quarter.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 4

Earnings Highlights

Balance Sheet
As of June 30, 2026, the Company had approximately $1.6 billion of liquidity across the revolving facility (net of commercial paper issuance), delayed draw term loan, and cash on hand. Key capital market activity during the quarter includes:
•Issued $700 million of 3.00% Exchangeable Senior Notes due 2032. Proceeds were primarily used to repay the Company’s $600 million Senior Notes that was due to mature in August 2026 and concurrently repurchased 3.8 million shares of common stock for $75 million. The Notes are exchangeable at an initial exchange rate of 43.466 shares of the Company's common stock per $1,000 principal amount of Notes, which represents an initial exchange price of $23.01 per share. Additionally, the Company entered into capped call transactions for $29 million, with an initial cap price of $27.41 per share, to reduce potential future share dilution
•Entered into a $400 million unsecured delayed draw term loan with a May 15, 2029 maturity date. The Company has the ability to draw the proceeds at any time through May 15, 2027. As of June 30, 2026 there were no outstanding borrowings
DIVIDEND
The Board unanimously approved a common stock dividend in the amount of $0.24 per share to be paid on August 26, 2026, to Class A common stockholders of record on August 11, 2026. Additionally, the eligible holders of operating partnership units will receive a distribution of $0.24 per unit, equivalent to the Company's Class A common stock dividend.
GUIDANCE
The Company further increased full year 2026 guidance ranges as follows:

		2026 GUIDANCE
	ACTUAL	PRIOR		CURRENT
	2Q 2026	LOW	HIGH	LOW	HIGH
Earnings per share	$(0.13)	$(0.05)	$0.05	$(0.15)	$(0.11)
NAREIT FFO per share	$0.36	$1.45	$1.51	$1.45	$1.51
Normalized FFO per share	$0.41	$1.59	$1.65	$1.62	$1.66
Same Store Cash NOI growth	5.1%	3.75%	4.75%	4.25%	5.00%

The 2026 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. The Company's guidance also does not include any future acquisitions, developments or share issuances or repurchases, other than as discussed in the detailed guidance assumptions on Page 11 of the 2Q 2026 Supplemental. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results or timing vary from these assumptions, the Company's expectations may change. See Page 11 of the 2Q 2026 Supplemental for additional details and assumptions.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 5

Earnings Highlights

EARNINGS CALL
On Friday, July 31, 2026, at 9:00 a.m. Eastern Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends.
Simultaneously, a webcast of the conference call will be available to interested parties at https://investors.healthcarerealty.com/corporate-profile/webcasts under the Investor Relations section. A webcast replay will be available following the call at the same address.
Live Conference Call Access Details:
•Domestic Dial-In Number: +1 833-461-5787
•All Other Locations: +1 585-542-9983
•Conference ID Number: 911 922 894
ABOUT HEALTHCARE REALTY
Healthcare Realty Trust Incorporated (NYSE: HR) is the largest public, pure-play owner, operator and developer of medical outpatient buildings in the United States.
For additional information contact InvestorRelations@healthcarerealty.com.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 6

Balance Sheet
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	2Q 2026	4Q 2025
Real estate properties
Land	$1,055,183	$1,060,254
Buildings and improvements	8,696,204	8,514,165
Lease intangibles	412,116	455,254
Personal property	7,515	7,056
Investment in financing receivables, net	6,003	123,249
Financing lease right-of-use assets	74,273	75,083
Land held for development	52,942	57,535
Total real estate investments	10,304,236	10,292,596
Less accumulated depreciation and amortization	(2,559,332)	(2,397,795)
Total real estate investments, net	7,744,904	7,894,801
Cash and cash equivalents	18,987	26,172
Assets held for sale, net	95,895	143,580
Operating lease right-of-use assets	201,916	204,906
Investments in unconsolidated joint ventures	457,033	453,607
Other assets, net	482,416	487,795
Total assets	$9,001,151	$9,210,861

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, AND STOCKHOLDERS' EQUITY
Liabilities
Notes and bonds payable	$4,166,944	$3,911,423
Accounts payable and accrued liabilities	159,728	211,071
Liabilities of properties held for sale	14,099	15,160
Operating lease liabilities	161,462	162,922
Financing lease liabilities	74,099	73,130
Other liabilities	151,845	160,530
Total liabilities	4,728,177	4,534,236

Redeemable non-controlling interests	3,435	3,252

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,427	3,516
Additional paid-in capital	8,940,542	9,137,257
Accumulated other comprehensive income (loss)	1,598	(5,174)
Cumulative net income attributable to common stockholders	84,668	128,238
Cumulative dividends	(4,813,087)	(4,646,944)
Total stockholders' equity	4,217,148	4,616,893
Non-controlling interest	52,391	56,480
Total equity	4,269,539	4,673,373
Total liabilities, redeemable non-controlling interests, and stockholders' equity	$9,001,151	$9,210,861

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 7

Income Statements
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

	SECOND QUARTER ENDED		YEAR TO DATE		FULL YEAR
	2026	2025	2026	2025	2025
Revenues
Rental income	$270,550	$287,070	$538,125	$575,927	$1,138,056
Interest income	3,266	3,449	6,978	7,180	14,275
Other operating	8,033	6,983	15,736	13,371	28,215
Total revenues	281,849	297,502	560,839	596,478	1,180,546
Expenses
Property operating	98,981	104,197	199,039	214,094	424,855
General and administrative	14,361	23,482	31,704	37,011	72,569
Normalizing items [1]	(1,899)	(10,302)	(9,461)	(10,804)	(26,318)
Normalized general and administrative	12,462	13,180	22,243	26,207	46,251
Transaction costs	1,473	593	2,410	1,604	2,029
Depreciation and amortization	128,065	153,476	257,051	309,510	588,186
Total expenses	242,880	281,748	490,204	562,219	1,087,639
Other income (expense)
Interest expense before merger-related fair value	(34,992)	(42,766)	(67,891)	(87,131)	(166,396)
Merger-related fair value adjustment	(10,154)	(10,580)	(21,145)	(21,026)	(42,593)
Interest expense	(45,146)	(53,346)	(89,036)	(108,157)	(208,989)
Gain on sales of real estate properties and other assets	3,713	20,004	14,490	22,907	235,389
Loss on extinguishment of debt	(1,698)	—	(1,718)	—	(451)
Impairment of real estate assets and credit loss recoveries (reserves)	(42,741)	(142,348)	(41,757)	(154,429)	(364,598)
Equity income (loss) from unconsolidated joint ventures	2,929	158	3,425	159	(188)
Interest and other income (expense), net	19	(366)	27	(271)	(3,555)
Total other income (expense)	(82,924)	(175,898)	(114,569)	(239,791)	(342,392)
Net loss	$(43,955)	$(160,144)	$(43,934)	$(205,532)	$(249,485)
Net loss attributable to non-controlling interests	441	2,293	364	2,808	3,414
Net loss attributable to common stockholders	$(43,514)	$(157,851)	$(43,570)	$(202,724)	$(246,071)

Basic earnings per common share	$(0.13)	$(0.45)	$(0.13)	$(0.58)	$(0.71)
Diluted earnings per common share	$(0.13)	$(0.45)	$(0.13)	$(0.58)	$(0.71)

Weighted average common shares outstanding - basic	342,301	349,628	344,856	349,584	349,798
Weighted average common shares outstanding - diluted [2]	342,301	349,628	344,856	349,584	349,798

1Normalizing items primarily include restructuring, severance-related costs and other.
2Potential common shares are not included in the computation of diluted earnings per share when a loss exists (or when dividends paid are greater than income), as the effect would be an antidilutive per share amount. As a result, the outstanding limited partnership units in the Company's operating partnership ("OP"), totaling 4,247,299 units were not included.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 8

FFO, Normalized FFO, & FAD
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

	SECOND QUARTER ENDED		YEAR TO DATE		FULL YEAR
	2026	2025	2026	2025	2025
Net loss attributable to common stockholders	$(43,514)	$(157,851)	$(43,570)	$(202,724)	$(246,071)
Net loss attributable to common stockholders per diluted share	$(0.13)	$(0.45)	$(0.13)	$(0.58)	$(0.71)

Gain on sales of real estate assets	(3,713)	(20,004)	(14,490)	(22,907)	(235,389)
Impairments of real estate assets	42,741	140,877	42,757	151,022	361,090
Real estate depreciation and amortization	126,955	152,936	254,876	308,224	586,146
Non-controlling loss from operating partnership units	(537)	(2,293)	(547)	(2,892)	(3,497)
Unconsolidated JV depreciation, amortization, gain and impairment	4,210	6,706	10,814	13,422	27,769
NAREIT FFO	$126,142	$120,371	$249,840	$244,145	$490,048
NAREIT FFO per common share - diluted	$0.36	$0.34	$0.71	$0.69	$1.38

Transaction costs	1,473	593	2,410	1,604	2,029
Debt financing costs	1,776	—	1,892	—	5,107
Restructuring and severance-related charges	3,021	10,302	10,583	10,804	26,318
Merger-related fair value adjustment	10,154	10,580	21,145	21,025	42,593
Other	1,137	1,890	2,215	3,880	2,851
Normalized FFO	$143,703	$143,736	$288,085	$281,458	$568,946
Normalized FFO per common share - diluted	$0.41	$0.41	$0.82	$0.80	$1.61

Non-real estate depreciation and amortization	789	1,184	1,452	2,452	6,114
Non-cash interest amortization, net	1,380	1,130	2,747	2,348	5,126
Straight-line amortization, net	(13,716)	(8,022)	(24,007)	(15,913)	(29,392)
Stock-based compensation	4,420	3,887	8,348	6,915	13,609
Unconsolidated JV non-cash items	(164)	(356)	(254)	(609)	(1,420)
Other	—	130	—	224	952
Maintenance capex	(27,052)	(26,335)	(54,153)	$(59,301)	(115,633)
FAD	$109,360	$115,354	$222,218	$217,574	$448,302
Quarterly dividends and OP distributions	$83,354	$110,486	$168,168	$220,326	$391,368
FFO wtd avg common shares outstanding - diluted [1]	347,161	354,078	349,672	353,814	354,454

1The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 613,021 for the three months ended June 30, 2026. Also includes the diluted impact of 4,247,299 OP units outstanding.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 9

At a Glance
DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA

PROPERTIES
Total Properties	562
Total Square Feet (in millions)	32.8
Number of markets	49
% of Cash NOI in Company's Top 20 Markets	77%

KEY CREDIT METRICS (SENIOR UNSECURED DEBT)
Moody's	Baa2
S&P Global	BBB
Run Rate Net Debt to Adjusted EBITDA	5.6x
Net Debt to Enterprise Value	37%

TOTAL CAPITALIZATION AS OF JUNE 30, 2026
Common Stock (NYSE: HR)	342,720
OP Units	4,238
Fully Diluted Shares and Units	346,958
Share Price as of 6/30/2026	$20.17
Market Capitalization	$6,998,143
Consolidated Net Debt	$4,147,957
Share of Unconsolidated JV Net Debt	$33,278
Enterprise Value	$11,179,378

All figures represent Total Properties. See Glossary for additional information on terms and definitions.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 10

2026 Guidance
DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA

2026 EARNINGS GUIDANCE	PRIOR (APRIL 2026)		CURRENT
	LOW	HIGH	LOW	HIGH
Earnings per share	$(0.05)	$0.05	$(0.15)	$(0.11)
NAREIT FFO per share	$1.45	$1.51	$1.45	$1.51
Normalized FFO per share	$1.59	$1.65	$1.62	$1.66
Same store cash NOI growth	3.75%	4.75%	4.25%	5.00%

KEY ASSUMPTIONS	PRIOR (APRIL 2026)		CURRENT
	LOW	HIGH	LOW	HIGH
Normalized general and administrative	$43	$47	$43	$47
Interest expense, net of capitalized interest [1]	$135	$145	$130	$140
Total maintenance capex	$105	$125	$105	$125

SOURCES AND USES [2]	PRIOR (APRIL 2026)		CURRENT
		MIDPOINT		MIDPOINT
Asset sales and loan receivable repayments		$175		$265
Debt issuance (net proceeds) and RCF/CP Drawdowns		675		700
FAD less dividends		100		100
Total Sources		$950		$1,065

Bond repayments		$600		$600
Investments and share repurchases [3]		125		240
Development, redevelopment, and 1st gen capital		225		225
Total Uses		$950		$1,065

Target adjusted net debt to EBITDA		mid-5x		mid-5x
Diluted shares outstanding [4]		351		348

The 2026 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. The Company's guidance also does not include any future acquisitions, developments or share issuances or repurchases, other than as discussed above. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results or timing vary from these assumptions, the Company's expectations may change.

1Excludes the merger-related fair value adjustment and interest expense associated with unconsolidated joint ventures.
2Based on approximate midpoints.
3Includes year-to-date announced investments and share repurchases.
4Includes the diluted impact of the OP units and 2026 share repurchases.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 11

Portfolio Overview
DOLLARS IN THOUSANDS

TOTAL PORTFOLIO BY MARKET
		COUNT	WHOLLY-OWNED		JOINT VENTURES		TOTAL PORTFOLIO
MARKET	MSA RANK		TOTAL SQUARE FEET	% OF TTM CASH NOI	TOTAL SQUARE FEET	% OF TTM CASH NOI	TOTAL SQUARE FEET	% OF TTM CASH NOI
Dallas, TX	4	47	2,874,187	10.1%	581,096	15.8%	3,455,283	10.4%
Seattle, WA	15	29	1,315,777	7.3%	257,035	5.8%	1,572,812	7.2%
Charlotte, NC	21	31	1,722,661	5.7%	—	—%	1,722,661	5.4%
Houston, TX	5	27	1,815,173	5.4%	249,158	3.8%	2,064,331	5.3%
Denver, CO	19	29	1,344,797	5.0%	306,949	5.4%	1,651,746	5.0%
Los Angeles, CA	2	27	840,371	4.1%	786,520	17.3%	1,626,891	4.7%
Atlanta, GA	6	25	1,231,491	4.4%	96,108	2.3%	1,327,599	4.3%
Phoenix, AZ	10	33	1,251,557	3.2%	101,086	9.5%	1,352,643	3.6%
Raleigh, NC	41	27	978,218	3.5%	198,485	2.9%	1,176,703	3.4%
Boston, MA	11	13	718,196	3.5%	—	—%	718,196	3.3%
Indianapolis, IN	33	37	1,057,909	2.9%	357,915	10.8%	1,415,824	3.3%
Nashville, TN	35	12	1,146,231	3.1%	106,981	1.9%	1,253,212	3.0%
Washington, DC	7	9	692,107	2.7%	—	—%	692,107	2.6%
Miami, FL	8	11	746,463	2.6%	52,178	1.0%	798,641	2.5%
Austin, TX	25	11	644,695	2.5%	129,879	2.1%	774,574	2.5%
Tampa, FL	17	17	830,843	2.6%	—	—%	830,843	2.4%
San Francisco, CA	13	9	448,033	2.3%	110,865	4.6%	558,898	2.4%
Orlando, FL	20	7	416,475	2.1%	—	—%	416,475	2.0%
New York, NY	1	14	556,986	2.1%	57,411	1.1%	614,397	2.0%
Colorado Springs, CO	79	13	594,497	2.0%	51,466	1.5%	645,963	2.0%
Other (29 Markets)		134	7,361,457	22.9%	813,470	14.2%	8,174,927	22.7%
Total		562	28,588,124	100.0%	4,256,602	100.0%	32,844,726	100.0%

SUMMARY METRICS
			WHOLLY-OWNED		JOINT VENTURES		TOTAL PORTFOLIO
Number of properties			498		64		562
Square feet			28,588,124		4,256,602		32,844,726
% of square feet			87.0%		13.0%		100%

Investment (at share)			$10,014,330		$629,550		$10,643,880
Quarterly cash NOI (at share)			$160,792		$9,208		$170,000
% of quarterly cash NOI (at share)			94.6%		5.4%		100.0%

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 12

Lease Maturity Schedule

LEASE MATURITY SCHEDULE
	WHOLLY-OWNED			JOINT VENTURES			TOTAL
	# OF LEASES	OCCUPIED SF	% OF TOTAL	# OF LEASES	OCCUPIED SF	% OF TOTAL	OCCUPIED SF	% OF TOTAL	% OF TOTAL (AT SHARE)
Month-to-month	75	127,050	0.5%	5	13,399	0.3%	140,449	0.5%	0.5%
3Q 2026	106	277,042	1.1%	16	56,035	1.5%	333,077	1.1%	1.2%
4Q 2026	144	430,866	1.7%	11	24,355	0.6%	455,221	1.5%	1.7%
2026	250	707,908	2.8%	27	80,390	2.1%	788,298	2.6%	2.9%
2027	909	3,150,128	12.1%	88	414,480	10.8%	3,564,608	12.0%	12.2%
2028	906	3,196,301	12.3%	78	264,385	6.9%	3,460,686	11.6%	12.3%
2029	773	3,349,582	12.9%	101	592,521	15.4%	3,942,103	13.2%	13.2%
2030	668	3,052,441	11.8%	73	311,206	8.1%	3,363,647	11.3%	11.7%
2031	599	2,735,267	10.5%	93	385,934	10.0%	3,121,201	10.5%	10.6%
2032	354	2,203,793	8.5%	43	372,133	9.7%	2,575,926	8.6%	8.6%
2033	266	1,125,394	4.3%	30	212,576	5.5%	1,337,970	4.5%	4.4%
2034	226	1,322,483	5.1%	46	262,175	6.8%	1,584,658	5.3%	5.1%
2035	250	1,544,212	6.0%	27	148,140	3.9%	1,692,352	5.7%	5.8%
Thereafter	414	3,428,976	13.2%	59	790,165	20.5%	4,219,141	14.2%	12.8%
Total occupied	5,690	25,943,535	100.0%	670	3,847,504	100.0%	29,791,039	100.0%	100.0%
WALT (months)		62.9			74.4		64.4

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 13

Tenant Overview

TOTAL PORTFOLIO BY HEALTH SYSTEM (INCLUDING JVs)
			FULL BUILDING METRICS					DIRECT LEASED BY HEALTH SYSTEM
HEALTH SYSTEM	SYSTEM RANK [1]	CREDIT RATING	ON/ADJACENT	OFF-CAMPUS AFFILIATED	TOTAL SQUARE FEET	# OF BUILDINGS	% OF TTM CASH NOI	SQUARE FEET	% OF LEASED SF	# OF LEASES
HCA	1	BBB/Baa2	2,051,033	769,842	2,820,875	41	7.3%	719,427	2.4%	127
Baylor Scott & White	21	AA-/Aa2	2,359,530	66,376	2,425,906	31	7.0%	1,321,740	4.4%	178
CommonSpirit	4	A-/A3	1,442,804	535,300	1,978,104	37	6.9%	779,544	2.6%	144
Ascension Health	3	AA/Aa3	1,609,984	97,551	1,707,535	17	4.4%	739,512	2.5%	105
Advocate Health	14	AA/Aa2	751,444	240,910	992,354	17	3.9%	851,868	2.9%	84
Wellstar Health System	75	A+/A1	918,394	—	918,394	18	3.1%	607,612	2.0%	81
UW Medicine (Seattle)	91	AA+/Aa1	461,363	162,057	623,420	10	2.9%	296,643	1.0%	32
AdventHealth	11	AA/Aa2	638,562	115,585	754,147	12	2.7%	442,605	1.5%	111
MultiCare Health System	82	A/--	492,249	—	492,249	8	2.1%	197,180	0.7%	24
Providence Health & Services	5	A/A3	602,504	31,601	634,105	12	2.0%	247,027	0.8%	44
Tenet Healthcare Corporation	6	BB-/Ba2	545,035	235,399	780,434	13	1.8%	134,402	0.5%	22
WakeMed	185	--/A2	374,207	101,597	475,804	13	1.7%	152,831	0.5%	23
Indiana University Health	26	AA/Aa2	416,978	301,320	718,298	11	1.7%	387,649	1.3%	51
Banner Health	24	AA-/--	749,075	65,322	814,397	25	1.7%	118,225	0.4%	33
Baptist Memorial Health Care	89	A-2/--	482,065	150,228	632,293	9	1.6%	437,635	1.5%	47
Novant Health	42	A+/A1	473,471	138,035	611,506	10	1.6%	193,957	0.7%	26
University of California Health	9	AA/Aa2	377,163	—	377,163	7	1.5%	25,280	0.1%	8
Select Specialty Hospital	None	B+/B3	224,812	—	224,812	4	1.5%	190,847	0.6%	9
Tufts Medicine	162	BBB-/Aa3	252,087	—	252,087	2	1.4%	254,680	0.9%	3
Sutter Health	12	A+/A1	173,918	96,987	270,905	4	1.4%	110,448	0.4%	24
Other (64 Credit Rated)			7,027,851	3,170,645	10,198,496	192	32.3%	4,647,984	15.6%	605
Subtotal - credit rated			22,424,529	6,278,755	28,703,284	493	90.5%	12,857,096	43.3%	1,781
Other non-credit rated			659,954	378,071	1,038,025	19	2.5%	351,854	1.2%
Off-campus non-affiliated			—	3,103,417	3,103,417	50	7.0%	—	—%
Total			23,084,483	9,760,243	32,844,726	562	100.0%	13,208,950	44.5%

1Ranked by revenue based on Modern Healthcare's Healthcare Systems Financials Database.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 14

Same Store Statistics
DOLLARS AND SQUARE FEET IN THOUSANDS

PORTFOLIO CASH NOI AND OCCUPANCY
				OCCUPANCY %
	COUNT	SF	2Q 2026 CASH NOI	2Q 2026	2Q 2025	1Q 2026
Wholly-owned	469	26,003	$155,112	92.6%	91.5%	92.2%
Joint venture	58	3,725	7,638	93.6%	92.1%	93.8%
Same store	527	29,728	$162,750	92.7%	91.6%	92.4%
Acquisitions	1	144	282	100.0%	—%	100.0%
Developments	2	224	694	60.5%	45.1%	60.5%
Development completions	2	107	899	89.6%	82.1%	89.6%
Redevelopments	24	2,131	4,024	67.8%	78.2%	70.7%
Redevelopment completions	6	511	1,351	80.5%	72.4%	79.9%
Total portfolio	562	32,845	$170,000	90.7%	90.2%	90.6%
Joint ventures	64	4,257	9,208	90.4%	88.2%	90.5%
Total wholly-owned	498	28,588	$160,792	90.7%	90.5%	90.6%

SAME STORE CASH NOI
	QUARTER ENDED							YEAR TO DATE
Based on current same store pool of 527 properties	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025	YOY Growth		2026	2025	YOY Growth
Rental revenues	$191,694	$189,899	$187,324	$185,455	$182,962	4.8%		$381,593	$363,055	5.1%
Cash NOI	$162,750	$160,897	$158,303	$156,308	$154,794	5.1%		$323,647	$305,135	6.1%
Period end occupancy	92.7%	92.4%	92.4%	92.2%	91.6%	+110.0	bps	92.7%	91.6%	+110.0	bps

SAME STORE METRICS				OTHER KEY SAME STORE METRICS
	2Q 2026	YTD 2026	FY 2025	AS OF JUNE 30, 2026
Tenant retention rate (renewals)	88.5%	91.4%	81.5%	Ownership type		Lease structure
Cash leasing spreads (renewals)	4.8%	4.4%	3.1%	Ground lease	43.5%	Gross	6.8%
NOI Margin (Gross Recovery Method)	64.6%	64.4%	64.2%	Fee simple	56.5%	Modified gross	24.5%
NOI Margin (Net Recovery Method)	84.9%	84.8%	84.2%	Tenant type		Net & Absolute Net	68.7%
				Hospital	51.4%
				Physician and other	48.6%	Escalators	2.9%

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 15

Capital Funding & Commitments
DOLLARS IN THOUSANDS, EXCEPT PER SQUARE FOOT DATA

ACQUISITION AND RE/DEVELOPMENT FUNDING
	SECOND QUARTER ENDED		YEAR TO DATE		FULL YEAR
	2026	2025	2026	2025	2025
Acquisitions [1]	$3,670	$—	$21,490	$—	$—
Re/development	24,230	42,040	49,335	75,476	140,859
1st generation TI/LC/Capital & acquisition capex	20,157	33,369	40,536	48,508	107,195

MAINTENANCE CAPITAL EXPENDITURES FUNDING
	SECOND QUARTER ENDED		YEAR TO DATE		FULL YEAR
	2026	2025	2026	2025	2025
2nd generation TI	$7,227	$12,036	$15,936	$26,921	$47,439
Leasing commissions paid	10,264	5,187	24,440	16,581	31,663
Building capital	9,561	9,112	13,777	15,799	36,531
Maintenance Capital Expenditures	$27,052	$26,335	$54,153	$59,301	$115,633
% of Cash NOI	15.9%	14.1%	15.9%	16.1%	15.8%

TOTAL COMPANY LEASE EXECUTIONS
	SECOND QUARTER ENDED		YEAR TO DATE		FULL YEAR
	2026	2025	2026	2025	2025
Renewals (SF)	1,148,847	1,025,747	2,874,498	1,799,033	4,152,880
2nd generation TI/square foot/lease year	$2.79	$2.42	$2.61	$2.33	$2.43
Leasing commissions/square foot/lease year	$2.13	$1.73	$1.76	$1.65	$1.46
Renewal commitments as a % of annual net rent	16.7%	17.0%	14.2%	16.2%	15.3%
WALT (in months)	66.1	51.8	84.6	52.6	60.8

New leases (SF)	349,763	452,088	636,077	822,406	1,579,998
2nd generation TI/square foot/lease year	$8.04	$9.83	$8.44	$9.43	$9.08
Leasing commissions/square foot/lease year	$1.97	$2.12	$1.98	$2.11	$2.05
New lease commitments as a % of annual net rent	37.0%	54.6%	41.1%	50.9%	47.6%
WALT (in months)	78.5	92.2	78.5	92.9	90.8

All (SF)	1,498,610	1,477,835	3,510,575	2,621,439	5,732,878
Leasing commitments as a % of annual net rent	21.7%	32.1%	18.1%	30.7%	26.2%
WALT (in months)	69.0	64.2	83.5	65.2	69.1

1Acquisitions include properties acquired through joint ventures at the Company's ownership percentage. Excludes acquisitions that occurred subsequent to quarter end.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 16

Investment Activity
DOLLARS IN THOUSANDS

ACQUISITION ACTIVITY DETAIL
LOCATION	COUNT	CLOSING	SQUARE FEET	OCCUPIED %	ACQUISITION PRICE	% OWNERSHIP	PRICE AT SHARE
Acquisitions
Birmingham, AL	1	3/27/2026	143,576	100%	$89,100	20%	$17,820
Charlotte, NC [1]	—	4/24/2026	12,418	100%	3,670	100%	3,670
2Q YTD Total	1		155,994	100%	$92,770		$21,490
Greenwich, CT	1	7/28/2026	106,032	97%	64,700	20%	12,940
Port St. Lucie, FL	1	7/28/2026	41,175	94%	21,425	20%	4,285
Total 2026 acquisition activity	3		303,201	98%	$178,895		$38,715
Acquisition Initial Cash Yield: 6.5%-7.5%

DISPOSITION ACTIVITY DETAIL
LOCATION	COUNT	CLOSING	SQUARE FEET	OCCUPIED %	SALES PRICE	% OWNERSHIP	PRICE AT SHARE
Dispositions
Atlanta, GA	1	1/14/2026	60,039	91%	$21,900	100%	$21,900
Oklahoma City, OK	2	3/3/2026	186,301	41%	11,500	100%	11,500
Minneapolis, MN	1	4/27/2026	92,139	86%	18,700	50%	9,350
Atlanta, GA	Land	5/27/2026	—	—%	2,750	100%	2,750
Austin, TX	1	6/12/2026	12,880	100%	8,900	100%	8,900
Amarillo, TX	1	6/18/2026	64,756	32%	4,000	100%	4,000
2Q YTD Total	6		416,115	59%	$67,750		$58,400
Dallas, TX	Land	7/2/2026	—	—%	5,464	100%	5,464
Denver, CO [2]	Land	Under Contract	—	—%	16,000	100%	16,000
Atlanta, GA [2]	1	Under Contract	59,427	100%	36,000	100%	36,000
Total 2026 disposition activity	7		475,542	64%	$125,214		$115,864
Disposition Cash Yield: 5.0%-5.5%

MORTGAGE NOTE RECEIVABLE REPAYMENT
LOCATION		PAYOFF DATE	INTEREST RATE	PRINCIPAL REPAYMENT
Los Angeles, CA		4/30/2026	6.50%	$45,000

1Represents a condominium unit fully leased by Novant Health under a long-term lease in an existing building, bringing the Company's ownership to 93%.
2Under contract and expected to transact in 2026.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 17

Joint Ventures
DOLLARS IN THOUSANDS

JOINT VENTURE PORTFOLIOS
	WA OWNERSHIP INTEREST			2Q 2026				BALANCE SHEET AS OF 6/30/2026
JOINT VENTURE		# OF PROPERTIES	SQUARE FEET	OCCUPANCY	CASH NOI	CASH NOI AT SHARE	SAME STORE NOI AT SHARE	REAL ESTATE INVESTMENT [1]	DEBT [1]	NET DEBT	DEBT AT SHARE	NET DEBT AT SHARE	INTEREST RATE
KKR	20%	24	1,863,047	96.4%	$14,816	$2,963	$2,682	$839,030	$—	$(22,315)	$—	$(4,463)	—%
Nuveen	41%	26	1,386,043	88.2%	7,812	2,942	2,942	576,141	74,679	71,022	14,936	13,484	5.9%
CBRE	20%	4	283,880	62.5%	1,290	258	208	135,210	—	(3,660)	—	(732)	—%
Other [2]	58%	10	723,632	90.2%	5,420	3,045	1,806	345,674	67,743	62,970	27,097	24,989	5.3%
Total		64	4,256,602	90.4%	$29,338	$9,208	$7,638	$1,896,055	$142,422	$108,017	$42,033	$33,278	5.6%

1.Represents 100% of the real estate assets and debt of the joint ventures.
2.Ownership percentages are weighted based on investment.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 18

Re/development Activity
DOLLARS IN THOUSANDS

DEVELOPMENTS
MARKET	ASSOCIATED HEALTH SYSTEM	SQUARE FEET	CURRENT LEASED %	BUDGET	COST TO COMPLETE
Raleigh, NC	UNC REX Health	122,991	51%	$58,000	$9,151
Fort Worth, TX	Baylor Scott & White	101,279	72%	48,200	3,840
Total development		224,270	60%	$106,200	$12,991
Projected stabilized yield: 7.0%-8.5%
Estimated stabilization period post completion: 12 - 36 months.

REDEVELOPMENTS
MARKET	COUNT	SQUARE FEET	PROJECT SQUARE FEET	PROJECT LEASED %	BUDGET	COST TO COMPLETE
Houston, TX	2	314,861	152,172	39%	$30,000	$2,827
Boston, MA	1	154,528	154,528	100%	25,300	20,888
White Plains, NY	1	65,726	44,634	85%	24,900	242
Charlotte, NC	1	122,388	83,581	52%	19,200	17,401
Washington, DC	1	57,323	24,034	82%	15,200	664
Seattle, WA	1	70,636	31,872	29%	13,600	13,385
Raleigh, NC	1	40,400	40,400	100%	10,800	3,202
Houston, TX	1	40,214	40,214	66%	10,400	9,226
Denver, CO	2	75,691	48,149	44%	10,200	8,852
Port St. Lucie, FL	1	36,076	34,734	20%	9,400	6,991
Dallas, TX	1	126,121	22,152	100%	8,600	7,829
Denver, CO	1	55,978	28,832	53%	7,300	6,473
Other	10	971,440	749,730	69%	100,800	67,915
Total redevelopment	24	2,131,382	1,455,032	67%	$285,700	$165,895
Projected stabilized yield: 9.0%-12.0%
Estimated stabilization period post completion: 12 - 36 months.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 19

Debt Metrics
DOLLARS IN THOUSANDS

SUMMARY OF INDEBTEDNESS								DEBT MATURITIES SCHEDULE AS OF JUNE 30, 2026
	PRINCIPAL BALANCE	BALANCE [1]	MATURITY DATE	MONTHS TO MATURITY	CONTRACTUAL RATE	EFFECTIVE RATE			BANK LOANS/CP	SENIOR NOTES	MORTGAGE NOTES	TOTAL
SENIOR NOTES	$500,000	$495,071	7/1/2027	12	3.75%	4.76%	(3)	2026	$—	$—	$23,167	$23,167
	300,000	298,973	1/15/2028	19	3.63%	3.85%		2027	—	500,000	—	500,000
	650,000	602,994	2/15/2030	44	3.10%	5.30%	(3)	2028	—	300,000	—	300,000
	299,500	297,824	3/15/2030	45	2.40%	2.72%		2029	500,000	—	—	500,000
	299,785	297,131	3/15/2031	57	2.05%	2.25%		Thereafter	276,000	2,749,285	—	3,025,285
	800,000	695,559	3/15/2031	57	2.00%	5.13%	(3)	Total	$776,000	$3,549,285	$23,167	$4,348,452
	700,000	681,380	1/15/2032	67	3.00%	3.53%
	$3,549,285	$3,368,932		46	2.82%	4.20%
TERM LOANS [2]	$300,000	299,283	1/20/2029	30	SOFR + 0.95%	4.27%	(4)
	200,000	199,751	7/20/2029	36	SOFR + 0.95%	4.42%	(4)
	—	—	5/15/2029	34	SOFR + 0.90%	N/A	(5)
	$500,000	$499,034		32		4.33%
$1.5B REVOLVING FACILITY & COMMERCIAL PAPER [2]	$276,000	$275,823	7/25/2030	48	various	4.07%	(6)
MORTGAGES	$23,167	$23,155	various	4	3.81%	3.94%
	$4,348,452	$4,166,944		44	3.08%	4.21%

SELECTED FINANCIAL COVENANTS			LIQUIDITY SOURCES
	REQUIREMENT	PER DEBT COVENANTS	Cash	$18,987
Revolving facility and term loans			Revolving facility availability	1,500,000
Leverage ratio	Not greater than 60%	39.0%	Delayed draw term loan availability	400,000
Secured leverage ratio	Not greater than 30%	0.2%	Less: Commercial paper borrowings (principal)	(276,000)
Unencumbered leverage ratio	Not greater than 60%	42.0%	Total liquidity	$1,642,987
Fixed charge coverage ratio	Not less than 1.50x	3.6x
Unsecured coverage ratio	Not less than 1.75x	3.6x	OTHER METRICS
			% Variable Rate Debt	8.6%
			Share of Unconsolidated JV Net Debt	$33,278
			Capitalized interest	$3,465

1Balances are reflected net of discounts, fair value adjustments, and deferred financing costs and include premiums.
2Includes extension options.
3Fair value merger adjusted in 2022.
4Effective interest rate reflects the swapped rate plus 0.95%.
5$400 million delayed draw term loan remained undrawn as of the reporting date.
6Commercial Paper Program borrowings are backstopped by the availability under the Revolving Facility. As such, the Company uses the maturity date of the Revolving Facility.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 20

Components of Net Asset Value
DOLLARS IN THOUSANDS

CASH NOI
2Q 2026
Same store [1]	$162,750
Acquisition & Re/development Completions	2,532
Total	$165,282
Management fee income and other [2]	5,244
Total Cash NOI	$170,526

DEVELOPMENT & REDEVELOPMENT PROPERTIES
			PROJECTED STABILIZED ANNUAL CASH NOI [3]
	COST TO COMPLETE	BUDGET	LOW	HIGH
Developments	$12,991	$106,200	$7,000	$8,000
Redevelopments [4]	165,895	285,700	46,000	50,000
Total	$178,886	$391,900	$53,000	$58,000

LAND HELD FOR DEVELOPMENT, CASH, & OTHER ASSETS
Land held for development	$52,942
Disposition pipeline [5]	103,243
Unstabilized properties [6]	144,842
Cash, Other Assets & Liabilities (net) [7,8]	(70,323)

Total	$230,704

DEBT (PRINCIPAL)
Unsecured credit facility and commercial paper	$276,000
Unsecured term loans	500,000
Senior notes	3,549,285
Mortgage notes payable	23,167
Share of unconsolidated JV net debt	33,278
Total	$4,381,730

TOTAL SHARES AND OP UNITS OUTSTANDING
As of June 30, 2026	346,957,746

1See Same Store statistics on page 15 for details on Same Store NOI. Includes same store JV assets at share.
2Other adjustments include adjustments for management fee income of $5.5 million and timing adjustments as if we have owned acquisitions for the full quarter, less $0.3 million of positive NOI for unstabilized properties, which are shown in other assets.
3Represents total building projected stabilized NOI for properties in development and redevelopment at project stabilization.
4Estimated total cost includes only the incremental capital to complete the redevelopment.
5Includes 15 properties identified as assets held for sale that are excluded from Same Store Cash NOI and reflects net book value or sales price, if applicable.
6Includes 15 properties at their gross book value. These properties were comprised of 0.5 million square feet that generated positive NOI of $0.5 million.
7Other assets include notes receivable of $43.5 million, prepaid assets of $44.0 million, accounts receivable of $25.4 million, and prepaid ground leases of $10.9 million. In addition, it includes the Company's gross investment of its corporate headquarters in Nashville of $48.9 million.
8Other liabilities include only liabilities that are expected to reduce future cash or NOI and that are currently producing non-cash benefits to NOI. Included are accounts payable and accrued liabilities of $152.8 million, security deposits of $30.7 million, financing right of use liabilities of $74.1 million, and deferred operating expense reimbursements of $4.4 million.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 21

Glossary

FUNDS FROM OPERATIONS
Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”

FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.

CASH NET OPERATING INCOME
Rental income plus interest from financing receivables less property operating expenses. Excludes lease termination fees and non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, financing receivable amortization, tenant improvement amortization and leasing commission amortization.

BUILDING METRICS
Gross investment and cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings. Excludes assets held for sale, land held for development, and corporate property.

ACQUISITIONS
Acquisitions include properties acquired through joint ventures at the Company's ownership percentage.

RE/DEVELOPMENT FUNDING
Re/development funding includes capital spend on re/developments, re/development completions and unstabilized properties.

1ST GENERATION TI/LC/CAPITAL & ACQUISITION CAPEX
Acquisition capex includes near-term fundings underwritten as part of recent acquisitions. 1st generation tenant improvements, capital, and leasing commissions for re/developments are excluded.

LEASING COMMITMENTS
Excludes recently acquired or disposed properties, re/development completions, construction in progress, land held for development, corporate property, redevelopment properties, unstabilized properties, planned dispositions and assets classified as held for sale.

TOTAL PROPERTIES
Excludes assets held for sale, land held for development, dispositions, and corporate property.

TOTAL COMPANY
Includes assets held for sale, land held for development, dispositions, and corporate property.

ON CAMPUS/ADJACENT
Includes on campus properties and adjacent properties as being no more than 0.25 miles from a hospital campus.

OFF CAMPUS AFFILIATED
Includes off-campus buildings where health systems lease 20% or more of the property and/or are located within 2 miles of a hospital campus.

OFF CAMPUS NON-AFFILIATED
Includes off-campus buildings that are not 20% or more leased by a health system and are more than two miles from a hospital campus.

SAME STORE
Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.

DISPOSITION CASH YIELD
Represents the in-place cash NOI divided by sales price. Includes disposition activity subsequent to quarter end.

ACQUISITION INITIAL CASH YIELD
Represents the forecasted first year NOI divided by the purchase price. For joint venture acquisitions, the cash yield is inclusive of fees received from the joint venture. Includes acquisition activity subsequent to quarter end.

NOI MARGIN (GROSS RECOVERY METHOD)
Cash NOI divided by operating revenues.

NOI MARGIN (NET RECOVERY METHOD)
Cash NOI divided by rental revenue.

RENTAL REVENUE
Rental income plus interest from financing receivables. Excludes lease termination fees and non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, financing receivable amortization, tenant improvement amortization and operating expense reimbursements.

OTHER TERMS
Medical Outpatient Building (MOB)
Commercial Paper (CP)
Weighted Average Lease Term Remaining (WALT)

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 22

Reconciliations
DOLLARS IN THOUSANDS

NET INCOME (LOSS) TO NOI
	QUARTER ENDED
	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Net income (loss)	($43,955)	$21	$14,591	($58,544)	($160,144)
Other expense (income)	82,924	31,646	19,485	83,116	175,898
General and administrative expense	14,361	17,343	13,787	21,771	23,482
Depreciation and amortization expense	128,065	128,985	135,036	143,640	153,476
Other expenses [1]	3,309	2,995	1,907	1,491	2,094
Straight-line rent expense	318	563	788	842	859
Straight-line rent revenue	(11,239)	(8,459)	(4,753)	(6,741)	(7,904)
Other revenue [2]	(13,164)	(11,980)	(10,998)	(9,542)	(9,345)
Joint venture property cash NOI (at share)	9,272	8,560	8,616	8,380	8,225
Cash NOI	$169,891	$169,674	$178,459	$184,413	$186,641
Developments	(694)	(289)	(268)	(84)	74
Development completions	(899)	(831)	(839)	(799)	(788)
Redevelopments	(4,024)	(4,918)	(7,320)	(8,040)	(8,839)
Redevelopment completions	(1,351)	(1,376)	(1,200)	(963)	(984)
Acquisitions (wholly-owned and joint venture)	(282)	(10)	—	—	—
Completed dispositions & assets held for sale	109	(1,353)	(10,529)	(18,219)	(21,310)
Same store cash NOI	$162,750	$160,897	$158,303	$156,308	$154,794
Same store joint venture properties	(7,638)	(7,479)	(7,512)	(7,253)	(7,219)
Same store excluding JVs	$155,112	$153,418	$150,791	$149,055	$147,575

1Includes transaction costs, rent reserves, above and below market ground lease intangible amortization, leasing commission amortization, non-cash adjustments for financing receivables, and ground lease straight-line rent.
2Includes management fee income, interest, above and below market lease intangible amortization, lease inducement amortization, lease termination fees, deferred financing cost amortization and principal related to investment in financing receivable, and tenant improvement overage amortization.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 23

Reconciliations (cont'd)
DOLLARS IN THOUSANDS

NET INCOME (LOSS) TO EBITDA
	QUARTER ENDED
	2Q 2026	1Q 2026	4Q 2025
Net income (loss)	($43,955)	$21	$14,591
Interest expense	45,146	43,890	48,189
Income taxes	298	296	300
Depreciation and amortization [1]	128,065	128,985	135,036
Unconsolidated JV depreciation, amortization, and interest	7,255	8,130	8,121
EBITDA	$136,809	$181,322	$206,237
Transaction costs	1,473	937	300
Gain on sales of assets	(3,713)	(10,777)	(135,711)
Impairments on real estate assets	42,741	16	105,706
Restructuring and severance-related charges	3,021	7,562	588
Debt financing costs [2]	1,776	116	1,614
Timing impact [3]	(7)	878	(2,089)
Stock based compensation	4,420	3,927	3,308
Other	202	508	1,441
Unconsolidated JV adjustments	(2,190)	339	319
Adjusted EBITDA	$184,532	$184,828	$181,713
Annualized Adjusted EBITDA	$738,128	$739,312	$726,852

RECONCILIATION OF NET DEBT TO ADJUSTED EBITDA
Debt	$4,166,944	$4,103,918	$3,911,423
Share of Unconsolidated JV Net Debt	33,278	34,031	31,751
Cash	(18,987)	(26,235)	(26,172)
Net debt	$4,181,235	$4,111,714	$3,917,002

Net debt to adjusted EBITDA	5.7x	5.6x	5.4x

Run Rate Net debt to adjusted EBITDA [4]	5.6x

1Leasing commission amortization is included in the real estate depreciation and amortization add-back for FFO.
2Includes loss on debt extinguishment, loss on derivatives, and legal fees related to the amended and restated credit facility.
3Timing adjustments to represent a full quarter impact of acquisitions and dispositions. Properties contributed into a joint venture are adjusted at the Company's share. Timing adjustments also include non-recurring impacts due to one-time items recognized in the quarter.
4Includes the pro forma impact of acquisitions and dispositions closed subsequent to quarter end and under contract.

HEALTHCARE REALTY	Return to Table of Contents	2Q 2026 SUPPLEMENTAL INFORMATION 24

www.healthcarerealty.com